Exhibit 99.1
PRESS RELEASE

Union National Financial Corporation Reports Earnings for the Third Quarter of 2009

Lancaster, Pennsylvania, November 4, 2009.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported net income of $147,000 or $0.05 basic and diluted earnings per common share for the third quarter of 2009, as compared to net income of $626,000 or $0.23 basic and diluted earnings per common share for the third quarter of 2008.  The Corporation posted a ($257,000) net loss for the first nine months of 2009 or a ($0.09) basic and diluted loss per common share, compared to net income of $1,343,000 or $0.51 basic and diluted earnings per common share for the first nine months of 2008.

Reduced earning asset yields in the low interest rate environment, while borrowing costs remained at higher fixed rates, resulted in the Corporation’s net interest margin compressing to 2.71% for the first nine months of 2009 as compared to 3.27% for the first nine months of 2008.  The net interest margin of 2.89% for the third quarter of 2009 did improve from the 2.65% net interest margin for the second quarter of 2009 and the 2.58% net interest margin for the first quarter of 2009.  Interest and fees on loans and leases declined by 12% when comparing the first nine months of 2009 and 2008.  Outstanding loans decreased by $28 million from September 30, 2008 to September 30, 2009 due to (i) reduced loan demand from creditworthy borrowers, and (ii) the impact of nearly $10 million of loan participations sold for capital and risk management purposes.  The variable rate structure of many of the Corporation’s loans reduced overall yield due to the persistent low market interest rates.  The lack of income from impaired and non-accruing investments, and reduced yields on re-invested proceeds from investment maturities and sales, contributed to lower investment interest income in 2009.  The Corporation continued to take measures to reduce its cost of funds, prepaying $17 million of higher-cost long-term debt with the Federal Home Loan Bank of Pittsburgh (FHLB).

Nonperforming loans and leases increased to 1.98% of total loans and leases at September 30, 2009, as compared to 1.38% at December 31, 2008 and 0.89% at September 30, 2008.  The increasing trend in nonperforming loans is attributable primarily to stressed cash flows among certain commercial borrowers due largely to the weak economy and real estate market.  Union National continues to closely monitor the loan portfolio and the adequacy of the loan loss reserve by regularly evaluating borrower financial performance and underlying collateral values.  Accordingly, a significant provision for credit losses of $1,446,000 was made for the first nine months of 2009.  With the higher provision exceeding net loan charge-offs of $1,006,000 for the first nine months of 2009, the allowance for credit losses increased to 1.40% of loans at September 30, 2009 as compared to 1.22% of loans at December 31, 2008 and 1.05% of loans at September 30, 2008.

Operating results for the first nine months of 2009 were significantly reduced by certain non-routine expenses, including $237,000 related to the FDIC’s special assessment on deposit-insured institutions, $536,000 of penalties on the prepayment of FHLB debt, and $1,471,000 of other-than-temporary impairment (OTTI) charges primarily related to private-issuer mortgage-backed securities and pooled trust-preferred debt securities that were downgraded to below-investment-grade.  The OTTI charges were more than offset by $1,791,000 of net realized gains on the sale of primarily U.S. Government guaranteed securities that had temporarily appreciated at certain periods within the first nine months of 2009.

The capital ratios of the Corporation’s banking subsidiary, Union National Community Bank, remain above regulatory well-capitalized standards and exceed the institution-specific minimum capital requirements established by the Corporation’s primary banking regulator, the Office of the Comptroller of the Currency.  The capital ratios reflect the infusion of $700,000 raised in the early phases of a preferred stock private placement.  The Corporation also successfully maintained a strong and stable liquidity position as total deposits grew 8% during the first nine months of 2009.

Mark Gainer, Chairman, Chief Executive Officer and President of the Corporation, stated “Union National continues to focus on providing funding and services to creditworthy customers, with necessary consideration given to the increased business risks posed by rising unemployment, the continuing weak economy, and unstable real estate market.  As low market interest rates have restrained our interest earnings potential, we have realized savings in our funding sources and delivery channels, and are looking at further ways to operate more efficiently.  We have and will continue to take the necessary measures to further strengthen our capital and liquidity positions, and maintain shareholder value, throughout this difficult economic period.”

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors.  Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the strategic initiatives and business plans may not be satisfactorily completed or executed, if at all; increased demand or prices for the Corporation’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; effects of deterioration of economic conditions on customers specifically the effect on loan customers to repay loans; inability of the Corporation to raise or achieve desired or required levels of capital; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations; volatilities in the securities markets; and deteriorating economic conditions and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

Financial Highlights
(Unaudited; dollars in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
Income Statement Data	2009	2008	% Change	2009	2008	% Change
Interest and Fees on Loans and Leases	$5,597	$6,158	(9) %	$16,478	$18,665	(12) %
Net Interest Income	3,361	3,840	(12)	9,284	10,965	(15)
Provision for Credit Losses	522	47	1,011	1,446	326	344
Non-Interest Income (excluding investment activities)	1,200	1,230	(2)	3,764	3,675	2
Non-Interest Expense	4,167	4,141	1	12,661	12,757	(1)
Net Income (Loss)	147	626	(77)	(257)	1,343	(119)

Investment Activities:
Investment Securities - Realized Gains (Losses)	397	(42)	1,045	1,791	159	1,026
Less: Impairment Charge on Investment Securities	170	─	100	1,471	─	100
Net Investment Securities Gains (Losses)	227	(42)	640	320	159	101

Per Common Share Information:
Earnings (Loss) Per Common Share – Basic & Diluted	$0.05	$0.23	(78) %	$(0.09)	$0.51	(118) %

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	2.89%	3.44%	(16) %	2.71%	3.27%	(17) %
Return on Average Stockholders’ Equity	1.88	8.27	(77)	(1.09)	6.06	(118)
Return on Average Realized Stockholders’ Equity (1)	1.88	7.93	(76)	(1.10)	5.92	(119)

(1)	Excludes the impact of accumulated other comprehensive income (loss) on total stockholders’ equity.

	Unaudited as of	Audited (2) as of	Unaudited as of
Balance Sheet Data	Sept. 30, 2009	Dec. 31, 2008	Sept. 30, 2008
Cash and Cash Equivalents	$54,039	$31,837	$17,601
Total Loans and Leases	342,506	358,280	370,549
Allowance for Credit Losses	(4,798)	(4,358)	(3,886)
Total Assets	500,701	485,109	493,514
Total Deposits	414,962	383,577	369,379
Total Stockholders’ Equity	31,558	30,794	31,075

Per Share Information:
Book Value Per Common Share	$11.27	$11.32	$11.42
Dilutive Book Value Per Common Share	$10.83	$11.32	$11.42

Balance Sheet Ratios:
Nonperforming Loans and Leases as a % of Total Loans and Leases	1.98%	1.38%	0.89%
Total Stockholders’ Equity as a % of Total Assets	6.30%	6.35%	6.30%

(2)	Derived from audited financial statements; does not include footnote disclosures.

Regulatory Capital Measures for Union National Community Bank	Sept. 30, 2009	Dec. 31, 2008	Sept. 30, 2008	Regulatory Standard for Well Capitalized	OCC Individual Minimum Capital Requirement
Tier 1 (Leverage) Capital	8.19%	8.41%	8.47%	5.00%	8.00%
Tier 1 Risk-Based Capital	9.80	9.97	10.10	6.00	9.50
Total Risk-Based Capital	12.35	12.51	12.51	10.00	12.00

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

For further information, please contact:	Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630